By-Laws

OF

The Student Loan Corporation

(as amended through January 29, 2009)

 Article i

Stockholders

Section 1.01.     Annual Meetings.  An annual meeting of stockholders of the corporation shall be held for the election of directors of the corporation at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors of the corporation from time to time.  Any other proper business may be transacted at the annual meeting.

Section 1.02.     Special Meetings.  Special meetings of stockholders of the corporation may be called at any time by the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

Section 1.03.    Notice of Meetings.  Whenever stockholders of the corporation are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting of stockholders of the corporation shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

Section 1.04.    Adjournments.  Any meeting of stockholders of the corporation, annual or special, may adjourn from time to time, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.05.    Quorum.  At each meeting of stockholders of the corporation, except where otherwise provided by law or the certificate of incorporation of the corporation (the “Certificate of Incorporation”) or these By-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy shall constitute a quorum.  For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting.  In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.04 of these By-laws until a quorum shall attend.  Shares of capital stock of the corporation belonging on the record date for the meeting to the corporation or to another corporation, a majority of the shares entitled to vote in the election of directors of which is hold, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to it own stock, hold by it in a fiduciary capacity.

Section 1.06.    Organization.  Meetings of stockholders of the corporation shall be presided over by the Chairman of the Board of the corporation, if any, or, in the absence of the Chairman of the Board, by the Vice Chairman of the Board of the corporation, if any, or, in the absence of the Vice Chairman of the Board, by the President of the corporation or, in the absence of the President, by a Vice President of the corporation or, in the absence of such designation, by a chairman chosen at the meeting.  The Secretary of the corporation or, in the absence of the Secretary, an Assistant Secretary of the corporation shall act as secretary of the meeting.  In the absence of the foregoing persons, the chairman of the meeting may appoint any person to act as secretary of the meeting.

      Section 1.07.     Voting:  Proxies.  Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders of the corporation shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders of the corporation may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation.  Except as required by law, voting at meetings of stockholders of the corporation need not be by written ballot.  At all meetings of the stockholders for the election of directors of the corporation, a nominee in an uncontested election shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election.  For purposes of these By-laws, an “uncontested election” means any meeting of stockholders at which directors are elected and with respect to which either (i) no stockholder has submitted notice of an intent to nominate a candidate for election pursuant to Section A(2) of Article 1.11 of these By-laws, or (ii) if such notice has been submitted, all such nominees have been withdrawn by stockholders on or before the tenth day before the corporation first mails its notice of meeting for such meeting to the stockholders.  In all director elections other than uncontested elections, directors shall be elected by a plurality of the votes cast, and stockholders shall not be permitted to vote against any nominee for director.  If the holders of preferred stock of the corporation are entitled to elect one or more directors in accordance with authorizing resolution(s) adopted pursuant to Article FOURTH of the Certificate of Incorporation, such directors shall be elected in accordance with this Section unless a different vote for election is specified in such resolution(s).  If a nominee in an uncontested election is not elected by a majority vote, then the director shall offer to resign from his or her position as a director.  Unless the Board of Directors decides to reject the offer or to postpone the effective date of the offer, the resignation shall become effective sixty (60) days after the date of the election.  In making a determination whether to reject the offer or postpone the effective date, the Board of Directors shall consider all factors it deems relevant to the best interests of the corporation.  If the Board of Directors rejects the resignation or postpones its effective date, it shall issue a public statement that discloses the reason for its decision.  With respect to other matters, unless otherwise provided by law or by the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders of the corporation.  Where a separate vote by class is required, the affirmative vote of the holders of a majority of the shares of each class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law or by the Certificate of Incorporation or these By-laws.

Section 1.08.   Fixing Date for Determination of Stockholders of Record.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders of the corporation or any adjournment thereof, entitled to receive payment of any dividend or other distribution or allotment of any rights, entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  If no record date is fixed:  (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders of the corporation shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders of the corporation shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting; and (2) the record date for determining stockholders of the corporation for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.09.    List of Stockholders Entitled To Vote.  The Secretary of the corporation shall prepare and make, at least 10 days before every meeting of stockholders of the corporation, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder of the corporation, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the corporation who is present.

Section 1.10.    Voting Procedures and Inspectors of Elections.  The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The corporation may designate one of more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties in accordance with the provisions of the General Corporation Law of the State of Delaware, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls except as provided under the General Corporation Law of the State of Delaware.

In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with the provisions of the General Corporation Law of the State of Delaware, ballots and the regular books, and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.11.     Notice of Stockholder Business and Nominations

A.	Annual Meetings of Stockholders.

                           (1)     Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this section, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this section.

           (2)     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this section, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (The “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner and (ii) the class and number shares of the corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

          (3)    Notwithstanding anything in the second sentence of paragraph (A) (2) of this section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than 30 days before or 60 days after such anniversary date, at least 70 days prior to such annual meeting), a stockholder’s notice required by this section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

        B.       Special Meetings of Stockholders.  Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this section.  In the event the corporation calls a special meeting of stockholders for the purpose of electing one more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this section shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

             C.       General.

   (1)   Only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been before the meeting in accordance with the procedures set forth in this section.  Except as otherwise provided by law or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this section and, if any proposed nomination or business is not in compliance herewith to declare that such defective proposal or nomination shall be disregarded.

  (2)            For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

  (3)           Notwithstanding the foregoing provisions of this section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.  Nothing in this section shall be deemed to affect any rights (i) of stockholders to request inclusion of proposal in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Article II

Board of Directors

Section 2.01.    Power; Number; Qualifications.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation.  The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the Board.  Directors need not be stockholders.

Section 2.02.     Election; Term of Office; Resignation; Removal; Vacancies.  Each director of the corporation shall hold office until the annual meeting of stockholders of the corporation next succeeding his or her election (or, if the directors are divided into classes, until the annual meeting of stockholders in the year in which the term of the applicable class expires) and until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any director of the corporation may resign at any time upon written notice to the Board of Directors or to the President or Secretary of the corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.  Any director of the corporation or the entire Board of Directors may be removed, for cause, by the holders of a majority of the shares then entitled to vote at an election of directors of the corporation.  Subject to the rights of the holders of any class or series of Preferred Stock, and except as otherwise determined by the Board of Directors or required by law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office until the annual meeting of stockholders next succeeding his or her election (or, if the directors are divided into classes, until the annual meeting of stockholders in the year in which the term of the applicable class expires) and until such director’s successor shall have been duly elected and qualified.  At any time when the directors are divided into classes, a majority of the directors then in office, though less than a quorum, may change the classification of any director then in office in order to provide for more closely equivalent numbers of directors in each class.  No such reclassification, and no decrease in the number of authorized directors constituting the board, shall shorten the term of any incumbent director without his or her consent.

Section 2.03.    Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

Section 2.04.    Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board of the corporation, if any, by the Vice Chairman of the Board of the corporation, if any, by the President of the corporation or by any two directors of the corporation.  Reasonable notice (which may be given telephonically) thereof shall be given by the person or persons calling the meeting.

Section 2.05.     Participation in Meetings by Conference Telephone Permitted.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

Section 2.06.    Quorum: Vote Required for Action.  At all meetings of the Board of Directors one-third of the entire Board of Directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors of the corporation present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-laws shall require a vote of a greater number.  In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall attend.

Section 2.07.    Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board of the corporation, if any, or, in the absence of the Chairman of the Board of the corporation, by the Vice Chairman of the Board of the corporation, if any, or, in the absence of the Vice chairman of the Board, by the President of the corporation or, in their absence, by a chairman chosen at the meeting.  The Secretary of the corporation or, in the absence of the Secretary, an Assistant Secretary of the corporation shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08.     Action by Directors Without a Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 2.09.    Compensation of Directors.  The Board of Directors shall have the authority to fix the compensation of directors of the corporation.

Article III

Committees

Section 3.01.    Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board of Directors may designate one or more directors of the corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation (except that a Committee may. to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation with respect to the corporation, recommending to the stockholders of the corporation the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders of the corporation a dissolution or a revocation of dissolution of the corporation, or amending these By-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to authorize a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Section 3.02.    Committee Rules.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business.  In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-laws.

Article IV

Officers

Section 4.01.    Officers:  Election.  The Board of Directors shall elect a President and a Secretary of the corporation, and it may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board of the corporation.  The Board of Directors may also elect one or more Vice Presidents of the corporation, one or more Assistant Vice Presidents of the corporation, one more Assistant Secretaries of the corporation, a Treasurer of the corporation and one more Assistant Treasurers of the corporation and such other officers of the corporation as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable.  Any number of offices may be held by the same person.

Section 4.02.    Term of Office; Resignation; Removal; Vacancies.  Except as otherwise provided in the resolution of the Board of Directors electing any officer of the corporation, each such officer shall hold office at the pleasure of the Board of Directors. Any officer of the corporation may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.  The Board of Directors may remove any officer of the corporation with or without cause at any time.  Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation, but the election of an officer of the corporation shall not of itself create contractual rights.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

Section 4.03.    Powers and Duties.  The officers of the corporation shall have such powers and duties in the management of the corporation as shall be stated in these By-laws or in a resolution of the Board of Directors which is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control to the Board of Directors.  The Secretary of the corporation shall have the duty to record the proceedings of the meetings of the stockholders of the corporation, the Board of Directors and any committees thereof in a book to be kept for that purpose.  The Board of Directors may require any officer, agent or employee of the corporation to give security for the faithful performance of his or her duties.

Article V

Stock

Section 5.01.    Certificates. The shares of the corporation shall be represented by a certificate or shall be uncertificated and shall be entered in the books of the corporation and registered as they are issued.  Certificates of stock, or other receipts and securities representing an interest in the capital of the corporation, shall bear the signature of the Chairman or Vice Chairman of the Board of Directors, if any, or the President or any Vice President of the corporation, and bear the countersignature of the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the corporation certifying the number of shares owned by such holder in the corporation.  Any signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

The Board of Directors may appoint one or more transfer agents and registrars, and may require all stock certificates, certificates representing any rights or options, and any written notices or statements relative to uncertificated stock to be signed by such transfer agents acting on behalf of the corporation and by such registrars.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books.  Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 5.02.     Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  In the case of a loss or the destruction of a certificate of stock, a new certificate of stock or uncertificated shares may be issued in its place upon satisfactory proof of such loss or destruction and the giving of a bond of indemnity, unless waived, approved by the Board of Directors.

Article VI

Miscellaneous

Section 6.01.     Fiscal Year.  The fiscal year of the corporation shall be the calendar year, unless otherwise determined by the Board of Directors.

Section 6.02.    Seal  The corporation may have a corporate seal which shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.03.    Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders of the corporation, the Board of Directors or members of a committee thereof need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or there By-laws.

Section 6.04.    Form of Records.   Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, magnetic tape, photographs, microphotographs or any other information storage device; provided that the records so kept can be converted into clearly legible form within a reasonable time.  The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.05.     Amendment of By-laws.  These By-laws may be amended or repealed, and new By-laws adopted, by the Board of Directors, and by the stockholders of the corporation entitled to vote to the extent and in the manner provided by applicable law.

Article VII

Indemnification of Directors and Officers

Section 7.01.    Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while servicing as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or my hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permit the corporation to provide broader indemnification rights that such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Section 7.02.    Right to Advancement of Expenses.  The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.  The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 7.03.    Right of Indemnitee to Bring Suit.  If a claim under Section 1 or 2 of this Article is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suite brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the  Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or it stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the corporation.

Section 7.04.    Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Restated Certificate of Incorporation, these by-laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

Section 7.05.    Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 7.06.     Indemnification of Employees and Agents of the Corporation.  The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.